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                 SECURITIES EXCHANGE ACT OF 1934

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                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

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                              ####


[Form of letter sent to various analysts/portfolio managers commencing July 23, 1996]




[date]

[inside address]

Dear [name]:

     Kansas City Power & Light Company is pleased to note that David Parker of Robert W. Baird & Co Inc. recently changed his recommendation and now backs the KCPL/UtiliCorp merger. In a First Call report dated July 19, 1996, Mr. Parker raises some of the same concerns we have regarding Western's sustainable earnings and dividend levels and therefore, its stock price.

     In particular, Mr. Parker said, "...the long and bumpy road [Western Resources'] merger would face raises significant uncertainties concerning the true value of WR's bid. If shareholders do not approve a UCU/KLT merger, we do not believe the KLT board will support a combination with WR, keeping the tone of the courting relationship very unfriendly. Since friendly utility combinations are moving at a snails pace, we expect an unfriendly merger to move at a glacial speed."

     Thank you again for taking time recently to discuss with us the strategic benefits of the KCPL/UCU merger. If you need additional information, please feel free to call me.


                                   Sincerely,

                                   /s/David Myers

                                   David Myers
                                   Manager, Investor Relations
                                   KCPL
                                   (816) 556-2312